Exhibit 24

Date: March 23, 2008

POWER OF ATTORNEY

Know all men by these presents that each of the undersigned do hereby make, constitute and appoint William J. Janetschek and Richard J. Kreider, or either one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned’s individual capacity and as a member of any limited liability company or as a partner of any partnership for which the undersigned are otherwise authorized to sign), to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to: (i) Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), including without limitation, Schedule 13D, Schedule 13G, statements on Form 3, Form 4 and Form 5 and (ii) in connection with any application for EDGAR access codes, including without limitation the Form ID.

8 NORTH AMERICA INVESTOR L.P.

By:	KKR Associates 8 NA L.P., general partner

By:	KKR 8 NA Limited, general partner

By:	/s/ William Janetschek
Name: William Janetschek
Title: Director

KKR ASSOCIATES 8 NA L.P.

By:	KKR 8 NA Limited, general partner

By:	/s/ William Janetschek
Name: William Janetschek
Title: Director

KKR 8 NA LIMITED

By:	/s/ William Janetschek
Name: William Janetschek
Title: Director